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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

Coram Healthcare Terminates Resource Network Master Agreement and Files $50 Million Lawsuit Against Aetna U.S. Healthcare

     DENVER, CO--June 30, 1999--Coram Healthcare Corporation (NYSE: CRH) announced today that it has sued Aetna U.S. Healthcare, Inc. ("Aetna") in the United States District Court for the Eastern District of Pennsylvania. The complaint includes claims against Aetna for fraud, misrepresentation, breach of contract and rescission relating to the Master Agreement between the parties, effective May 1, 1998 (the "Agreement") for ancillary network management services through its Resource Network Division. Coram provided its notice of termination of the Agreement effective today. As stated in the complaint, Aetna wrongfully induced Coram to enter into the Agreement by, among other things, misrepresenting and understating the utilization of home health care services by its own enrollees. As further stated in the complaint, utilization has been substantially higher than Aetna represented at the commencement of the Agreement. In the lawsuit, Coram seeks compensatory and punitive damages in excess of $50 million. Based on recent communications with Aetna, Coram expects that Aetna will deny Coram's claims and may pursue its own alleged claims of $30 million or more. Prior to filing the complaint, Coram was negotiating with Aetna over the disputes. During such discussions and without any disclosure to Coram, Aetna filed its own complaint against Coram in the Court of Common Pleas, Montgomery County, Pennsylvania, setting forth claims for specific performance, injunctive relief and declaratory relief. Pursuant to its complaint, Aetna seeks an adjudication that Coram may not terminate the Agreement and is required to continue to perform under the Agreement. "We were disappointed that Aetna would file its complaint while we were simultaneously negotiating with Aetna, without any disclosure whatsoever to Coram that it intended to file a complaint," said Richard M. Smith, Coram's Chief Executive Officer and President. Under the Agreement which was anticipated to be five years, Coram managed and provided home health care services for over 2 million Aetna enrollees in eight states for a fixed monthly fee per enrollee. Coram began serving Aetna enrollees under the Agreement on July 1, 1998. "Our complaint against Aetna underscores our commitment to our patients, employees and stockholders to preserve the financial health of our company," said Richard M. Smith, Coram's Chief Executive Officer and President. "The higher utilization pattern we have experienced during the term of the Agreement has rendered the Agreement infeasible, and we have been unable, despite numerous attempts, to resolve our dispute with Aetna without legal action. We are disappointed in Aetna. Nevertheless, we remain committed to continuing to manage and provide high quality medical services to Aetna's enrollees even in the face of this action while we attempt professionally to transfer to Aetna the administrative services contemplated by the Agreement." Although Coram has provided notice of termination of the Agreement, Coram intends to continue to arrange for the provision of the home health care services through the network of home health care providers during the month of July, 1999, pending transfer of the management of the home health care services to Aetna. Coram has offered to work closely with Aetna to assure that the transition is conducted smoothly


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and efficiently without disruption of patient care or of the network of home health care providers. In this regard, the contracts with the network providers provide for a transition to Aetna, and Coram has asked Aetna to confirm that Coram should continue to authorize network providers to render home health care services, subject to payment by Aetna. Coram has, however, advised Aetna that it will not be financially responsible for the provision of home health care services after the termination date, and that the financial responsibility lies with Aetna. "The Agreement with Aetna has been material to Coram's total revenue," Mr. Smith continued. "Coram's branches also serve Aetna enrollees not covered by this Agreement. The loss of revenues relating to the Agreement, together with the potential loss of Aetna business, should Aetna seek to terminate that business, will have a material adverse effect on our revenue. In spite of the termination of the Agreement, we have capital available under our credit agreement to continue to operate our business, and we are very encouraged by the continued support of our lending group. This event will not deter Coram from pursuing its goals aggressively and maintaining focus on the long term success of the Company." "We continue to be encouraged by the increased internal growth of our home infusion therapy business," Mr. Smith added. "We are serving more medically complex patients and continue to take market share from our competitors and sign new contracts with managed care and other payers. Our Coram Prescription Services division continues to grow rapidly in both the mail order pharmacy and pharmacy benefit management businesses and will be able to transact business through the Internet during the third quarter of 1999. Our newly formed Clinical Research and Medical Informatics Division has been successfully launched, and we anticipate substantial growth in this division in 1999 and beyond." Coram Healthcare is a leading provider of home infusion therapy with operations in over 90 locations in 44 states and Ontario, Canada. Through its Resource Network Division, the Company manages networks of home health providers on behalf of managed care plans and other payers. Coram Prescription Services provides pharmacy benefit management services and mail order prescription services for patients with chronic conditions. The Clinical Research and Medical Informatics Division provides home care and product development services for pharmaceutical, biotechnology and medical device companies sponsoring clinical trials. Note: Except for historical information, all other statements provided in this press release are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results may vary materially from the forward-looking statements made above due to important factors such as the Company's history of operating losses and uncertainties associated with future operating results; significant outstanding indebtedness; equity conversion rights held by existing debt holders; limited liquidity; reimbursement-related risks; shifts in the mix of parties that pay for the Company's services; dependence upon relationships with third parties; uncertain future liabilities under capitation arrangements; concentration of large payors; the intensely competitive industry; the timing of or ability to complete acquisitions; government regulation of the home health care industry; certain legal proceedings; dependence on key personnel; recruitment and retention of trained personnel; potential volatility of stock price; New York Stock Exchange listing status; and unanticipated impacts from the Year 2000 issue. These and other risk factors that could affect Coram's financial results are further described in the Company's Form 10-K Annual Report, as amended, Form 10-Q Quarterly Reports, and Form 8-K Current Reports on file with the Securities and Exchange Commission.

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